STRATESEC INCORPORATED

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999




                                                                      Additions
                                                             ----------------------------
                                                Balance         Charged        Charged                         Balance
                                                   at           to Costs      to Other                         at End
                                               Beginning          and         Accounts       Deductions          of
   Description                                  of Period       Expenses     (describe)      (describe)        Period
   -----------                               ------------       --------     ---------    ---------------    ----------
   Year ended December 31, 2000

     Allowance for doubtful accounts         $   675,000     $   245,000     $         -  $  (570,000(A)    $    350,000
                                              ==========      ==========      ==========    ==========        ==========

     Inventory reserve                       $    40,000     $    30,000     $         -  $          -       $    70,000
                                              ==========      ==========      ==========    ==========        ==========

   Year ended December 31, 1999

     Allowance for doubtful accounts         $   303,000     $   372,000     $            $          -       $   675,000
                                              ==========      ==========      ==========   ===========        ==========

     Inventory reserve                       $   183,000     $    40,000     $         -  $ (183,000(B)      $    40,000
                                              ==========      ==========      ==========    ==========        ==========






--------
(A) Write-off of uncollectible accounts.

(B) Adjustment in inventory valuation